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                                LEAR CORPORATION
                      OUTSIDE DIRECTORS COMPENSATION PLAN
                (as amended and restated effective July 1, 1997)
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                                LEAR CORPORATION
                      OUTSIDE DIRECTORS COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Lear Corporation, a Delaware corporation, hereby establishes a compensation plan for outside directors to be known as the "Lear Corporation Outside Directors Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document.

     The Plan shall become effective as of July 1, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 PLAN OBJECTIVES. The objectives of the Plan are to give the Company an advantage in attracting and retaining Directors and to link the interests of Outside Directors to those of the Company's stockholders.

     1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect until the Board of Directors terminates the Plan pursuant to Section 6.1.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1 "ACCOUNTS" means an Outside Director's Stock Account and Interest Account.

     2.2 "AFFILIATES" means, with respect to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person.

     2.3 "ANNUAL RETAINER" means the retainer fee established by the Board in accordance with Section 5.1 and paid to an Outside Director for services performed as a member of the Board of Directors for a Plan Year.

     2.4 "BENEFICIARY" means the person entitled under Section 6.6 to receive payment of the remaining balances in an Outside Director's Accounts in the event of the Outside Director's death before the entire balances in such Accounts are paid.

     2.5 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     2.6 "CHAIRMAN MEETING FEE" means the fee established by the Board in accordance with Section 5.2 and paid to an Outside Director who is a Chairman of a Board committee for attendance at any meeting of such Board committee that is not held on the same day as a Board meeting.

     2.7 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs shall have been satisfied:

          (a) Any person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company, representing more than twenty percent of the combined voting power of the Company's then outstanding securities; or

          (b) During any period of twenty-six consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof; or

          (c) The stockholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's
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     assets; or (iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     2.8 "COMPANY" means Lear Corporation, a Delaware corporation, and any successor thereto as provided in Section 6.4 herein.

     2.9 "DIRECTOR" means any individual who is a member of the Board of Directors.

     2.10 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.11 "ELECTION" shall have the meaning ascribed to such term in Section
6.1.

     2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.13 "FAIR MARKET VALUE" means:

          (a) the price at which publicly traded Shares are purchased (pursuant to Sections 5.1 and 6.2) on the national securities exchange on which the Shares are listed; and

          (b) if not so purchased, as determined by the Board of Directors.

"Deferral Fair Market Value" means the average of the high and low prices of publicly traded Shares on the national exchange on which the Shares are listed.

     2.14 "INSTALLMENT PAYMENT" shall have the meaning ascribed to such term in
Section 5.1.

     2.15 "INTEREST ACCOUNT" shall have the meaning ascribed to such term in
Section 6.4.

     2.16 "MEETING FEE" means the fee established by the Board in accordance with Section 5.2 and paid to an Outside Director for attendance at any meeting of (a) the Board of Directors and (b) any committee of the Board which is not held on the same day as a Board meeting.

     2.17 "OUTSIDE DIRECTOR" means a Director who during his or her entire term as a Director was not an employee of the Company, Lehman Brothers, Inc. or any of their respective Affiliates.

     2.18 "PLAN" shall have the meaning ascribed to such term in Section 1.1 hereof.

     2.19 "PLAN YEAR" means (a) for 1997, the period beginning on July 1 and ending on December 31 and (b) after 1997, the twelve month period beginning on January 1 and ending on December 31.

     2.20 "SHARES" means the shares of common stock, $.01 par value, of the Company.

     2.21 "STOCK ACCOUNT" shall have the meaning ascribed to such term in
Section 6.3.

     2.22 "STOCK UNIT" means a notional account established under Section 6.3 for an Outside Director which is credited with amounts equal to Shares and payable in cash.

ARTICLE 3. ADMINISTRATION

     3.1 THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors. The Board of Directors shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting.

     3.2 AUTHORITY OF THE BOARD OF DIRECTORS. Except as limited by law and subject to the provisions herein, the Board of Directors shall have full power to: construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and amend the terms and conditions of the Plan. Further, the Board of Directors shall make all

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other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law and consistent with Section 3.1, the Board of Directors may delegate its authority as identified herein.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Board of Directors pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, all Affiliates, Outside Directors and their estates and beneficiaries.

ARTICLE 4. ELIGIBILITY

     Each Outside Director of the Board during a Plan Year shall participate in the Plan for that year.

ARTICLE 5. COMPENSATION

     5.1 ANNUAL RETAINER. Each Outside Director shall be entitled to receive an Annual Retainer in such amount as shall be determined from time to time by the Board. Until changed by resolution of the Board of Directors, the Annual Retainer shall be $24,000.

     Unless the Outside Director has made an Election under Article 6 with respect to such amounts, the Annual Retainer shall be paid in four equal installments (the "Installment Payments") as of the first business day of each calendar quarter to each Outside Director on that date. Each Installment Payment to an Outside Director shall equal the quotient of the Outside Director's Annual Retainer divided by four.Any Outside Director who first becomes an Outside Director during a calendar quarter shall be entitled to an Installment Payment for that calendar quarter. Such an Installment Payment shall be paid as soon as administratively feasible after the individual becomes an Outside Director.

     Installment Payments shall be paid one-half in Shares, with the value of any fractional Shares paid in cash, and one-half in cash. Notwithstanding the foregoing, each Installment Payment to an Outside Director during a Plan Year shall be paid solely in Shares if either (a) the Outside Director elects in writing, or (b) the Outside Director fails on the last day of the preceding Plan Year to satisfy the stock ownership guidelines for Outside Directors established from time to time by the Board of Directors. The number of Shares delivered as an Installment Payment under this Section shall equal the quotient of (i) the portion of the Outside Director's Installment Payment for that quarter to be paid in Shares, divided by (ii) the Fair Market Value of a Share on the date the Installment Payment is made.

     5.2 MEETING FEE. Each Outside Director shall be entitled to receive a Meeting Fee, in such amount as shall be determined from time to time by the Board, for each meeting he or she attends (including telephonic meetings but excluding execution of unanimous written consents) of the Board of Directors and each meeting of a Board committee, provided, that such meeting is not held on the same day as a Board meeting. Each Outside Director who is a Chairman of a Board committee shall be entitled to receive a Chairman Meeting Fee (in addition to a Meeting Fee), in such amount as shall be determined from time to time by the Board, for each meeting he or she attends (including telephonics meetings but excluding execution of unanimous written consents) of the Board committee for which he or she is Chairman, provided, that such meeting is not held on the same day as a Board meeting. Until changed by resolution by the Board of Directors, the Meeting Fee shall be $1,000 and the Chairman Meeting Fee shall be $1,000. Unless the Outside Director has made an Election under Article 6 with respect to such amounts, the Meeting Fee and the Chairman Meeting Fee shall be paid in quarterly cash payments for the meetings, if any, attended during the previous quarter.

ARTICLE 6. DEFERRAL

     6.1 DEFERRAL ELECTION. Any Outside Director may elect to defer all or a portion of the compensation payable to him or her under Article 5 for the Plan Year by filing with the Secretary of the Company a written notice to that effect on the Deferral Election Form attached hereto as Exhibit A (an "Election"). An Election shall become effective upon the Effective Date for compensation payable thereafter if filed within thirty days following such date. Thereafter, an Outside Director without an Election in effect may elect to defer all or a portion of the compensation payable under Article 5: (a) with respect to any compensation payable under Article 5 for any Plan Year by filing an Election on or before the December 31st preceding the Plan Year, and

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(b) with respect to any compensation payable under Article 5 for any portion of a Plan Year following the date on which the Director becomes an Outside Director by filing an Election within thirty days following such date. An Election may not be revoked or modified with respect to compensation payable for any Plan Year for which such Election is effective and such Election, unless terminated or modified as described below, shall apply to compensation payable under
Article 5 with respect to each subsequent Plan Year. An effective Election may be terminated or modified for any subsequent Plan Year by filing on or before the December 31 of the preceding Plan Year either a Notice of Termination on the form attached hereto as Exhibit B or a new Election. An effective Election shall also terminate on the date a Director ceases to be an Outside Director.

     6.2 ACCOUNTS. At the time an Outside Director makes an Election under
Section 6.1 he or she shall also designate the portion of the deferred compensation to be credited to a Stock Account and/or an Interest Account.

     6.3 STOCK ACCOUNT. The amounts the Outside Director elects to defer to a Stock Account shall be credited to such account as of the date the compensation would otherwise have been payable under Article 5 as Stock Units. The number of Stock Units so credited shall equal the amount of compensation deferred divided by the Deferral Fair Market Value of a Share on the day the compensation would otherwise have been paid if the Outside Director had not made a deferral election.

     6.4 INTEREST ACCOUNT. The amounts the Outside Director elects to defer to an Interest Account under Section 6.2 shall be credited to such account as of the date the compensation would otherwise have been payable under Article 5. The amounts credited to the Interest Account shall be credited as of the last day of each quarter with interest, which interest shall be compounded quarterly, until the payment of such account to the Outside Director. The rate of such interest shall be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter plus one percent on an annual basis.

     6.5 DISTRIBUTIONS. The value of an Outside Director's Accounts shall be distributed, or shall commence to be distributed, to him or her or, in the event of death, to his or her Beneficiary, as soon as administratively feasible following the earlier of:

          (a) the date specified by the Outside Director in his or her Election,

          (b) the date the Outside Director ceases to be a Director including but not limited to termination due to retirement, death or disability, or

          (c) the date on which a Change of Control occurs.

     The amount payable to an Outside Director shall equal the sum of (a) the dollar amount credited to the Outside Director's Interest Account and (b) the number of Stock Units credited to the Outside Director's Stock Account multiplied by the Deferral Fair Market Value of a Share on the applicable payout date.

     An Outside Director's Accounts will be paid to him or her in accordance with his or her Election. An Outside Director may change the payout form by filing an irrevocable election of a new payout form with the Secretary of the Company at least twelve months before the due date of the first payment under this Article 6. If an Outside Director fails to elect a payout form, his or her Accounts shall be paid in a single lump sum payment.

     If an Outside Director elects to receive payment of his or her Accounts in installments, the payment period for such installments shall not exceed ten years. The amount of each installment payment shall equal the product of (a) the balance in the Outside Director's Accounts on the date of such installments multiplied by (b) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. The balance of the Accounts shall be appropriately reduced to reflect any installment payments made hereunder. Notwithstanding the foregoing, in the event of a Change of Control, an Outside Director's remaining balance in his or her Accounts shall be paid in a single lump sum payment as soon as administratively feasible following the Change of Control.

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     If an Outside Director dies before he or she has received payment of all amounts due hereunder, the remaining balances in the Outside Director's Accounts shall be distributed to his or her Beneficiary in a single lump sum payment as soon as administratively feasible following the Outside Director's death.

     6.6 BENEFICIARY. An Outside Director may designate, on the Beneficiary Designation form attached hereto as Exhibit C, any person to whom payments are to be made if the Outside Director dies before receiving payment of all amounts due hereunder. A Beneficiary Designation form only becomes effective after the signed form is filed with the Secretary of the Company while the Outside Director is alive and will cancel any prior Beneficiary Designation form. If the Outside Director fails to designate a beneficiary or if all designated beneficiaries predecease the Outside Director, the Outside Director's Beneficiary shall be his or her estate.

ARTICLE 7. MISCELLANEOUS

     7.1 MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

     7.2 SHARES SUBJECT TO THE PLAN. Unless determined otherwise by the Board of Directors, Shares subject to this Plan shall be made available from Shares purchased on the open market.

     7.3 INDEMNIFICATION. Each person who is or has been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     7.4 SUCCESSORS. All obligations of the Company under the Plan with respect to a current Plan Year shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

     7.5 RESERVATION OF RIGHTS. Nothing in this Plan shall be construed to limit in any way the Board's right to remove an Outside Director from the Board of Directors.

ARTICLE 8. LEGAL CONSTRUCTION

     8.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     8.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     8.3 REQUIREMENTS OF LAW. The issuance of Share and/or cash payouts under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8.4 SECURITIES LAW COMPLIANCE. To the extent any provision of the Plan or action by the Board would subject any Outside Director to liability under
Section 16(b) of the Exchange Act, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

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     8.5 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an
"unfunded" plan. With respect to any payments or deliveries of Shares not yet made to an Outside Director by the Company, nothing contained herein shall give any rights to an Outside Director that are greater than those of a general creditor of the Company.

     8.6 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, determined without regard to its conflict of law rules.

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                                   EXHIBIT A

                            [DEFERRAL ELECTION FORM]
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                                LEAR CORPORATION
                      OUTSIDE DIRECTORS COMPENSATION PLAN

                               DEFERRAL ELECTION

     As of         , 199  , the individual whose name appears below, who is an
Outside Director of the Company, hereby elects to defer all or a portion of the compensation payable to such Outside Director under the terms of the Lear Corporation Outside Directors Compensation Plan (the "Plan"). This Election shall remain in full force and effect until the earlier of the date the Outside Director modifies or terminates it or the date the Director ceases to be an Outside Director. Any term capitalized herein but not defined shall have the meaning set forth in the Plan.

     1. Deferral Election. In accordance with the terms of the Plan, the Outside
Director hereby elects to defer   % (enter any percentage less than or equal to
100%) of the compensation payable to the Outside Director for the periods ending after the date of this election and each subsequent Plan Year.

     2. Accounts. The Outside Director hereby elects to have the amounts deferred under item number 1 hereof credited to the Accounts in the percentages indicated below:

     Interest Account   %

     Stock Account   %

     3. Timing of Payout. The Outside Director hereby elects to have his or her Accounts distributed as soon as administratively feasible following
(insert N/A if Outside Director wishes to receive his or her Accounts only after the earlier of (a) the date he or she ceases to be a Director or (b) the date on which a Change of Control occurs).

     4. Form of Payout. In accordance with the terms of the Plan, the Outside Director hereby elects the following Payout Form for his or her Accounts (elect one):

     ----------- Single Lump Sum Payment, or

     ----------- Installments over   years (not to exceed 10 years) payable
(elect one):

        -------------- quarterly,

        -------------- semi-annually, or

        -------------- annually

     IN WITNESS WHEREOF, the Outside Director has duly executed this Deferral Election as of the date first written above.

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                                          Outside Director's Signature

                                          --------------------------------------
                                          Outside Director's Name (please print)
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                                   EXHIBIT B

                           [BENEFICIARY DESIGNATION]
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                                LEAR CORPORATION
                      OUTSIDE DIRECTORS COMPENSATION PLAN

                            BENEFICIARY DESIGNATION

     In accordance with the terms of the Lear Corporation Outside Directors Compensation Plan (the "Plan"), the individual whose name appears below, who is an Outside Director of the Lear Corporation (the "Company") hereby designates a beneficiary or beneficiaries, with respect to his or her Accounts under the Plan.

     1. Primary Beneficiary. The following person, or persons, are hereby designated as primary Beneficiary with respect to the percentage of the Outside Director's unpaid Accounts indicated for each person:

Name:
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     2. Secondary Beneficiary. The following person, or persons, are hereby designated as secondary Beneficiary with respect to the percentage of the Outside Director's unpaid Accounts indicated for each person:

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     IN WITNESS WHEREOF, the Outside Director has duly executed this Beneficiary
Designation as of             , 199 .

                                          --------------------------------------
                                          Outside Director's Signature

                                          --------------------------------------
                                          Outside Director's Name (please print)

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